CONTACT:Dan A. Chila, EVP & CFO
                                                    Sun Bancorp, Inc.
                                                    856-691-7700

                                                    Cathleen Kiernan or
                                                    Liz Galantino
                                                    Smith O'Keefe and Associates
                                                    609-653-0400


                    SUN BANCORP REORGANIZATION MOVING FORWARD
                                A MIDYEAR REPORT

Vineland, N.J., July 10, 2001 Sun Bancorp Inc., (Nasdaq: SNBC) - The pace of management initiatives to redirect Sun Bancorp accelerated during the second quarter. "To fulfill our commitment to be the premier community bank in every community we serve," commented Thomas A. Bracken, President and CEO, "we are aggressively building and solidifying the infrastructure we need to ensure long-term success for this Company."

In conjunction with this continuing effort, the Company is taking the following nine actions: (1) A pre-tax charge of $3.8 million ($.24 per share) will be taken in the quarter ended June 30, 2001 to include additions to the loan loss reserve and other various charges; (2) The engagement of Alex Sheshunoff Management Services, L.P., to undertake technology and risk management reviews;
(3) The reorganization of the Bank into three lines of business: Commercial, Business and Community Banking; (4) Enhancement of loan portfolio management by the creation of the Credit Officer position and the establishment of a loan workout department; (5) Establishment of six regional Banking Groups aligned geographically across the Bank's marketplace; (6) The expansion of the Sun National Bank Board of Directors with the addition of two new directors; (7) The potential acquisition of a long-established Building and Loan Association in Delaware City, Delaware; (8) The launch of a major brand advertising and marketing campaign; and (9) The opening of two new Community Banking Centers.

Due to loan portfolio growth, portfolio maturation, the deterioration of several loans and the impact on the Company of the overall slowing trends of the national and regional economy, the Company will provide a $3.7 million loan loss provision offset by net charge-offs of $600 thousand for the three months ended June 30, 2001. This will increase the reserve for loan losses at June 30, 2001 to $14.1 million, or 1.31% of loans and 333.4% of non-performing loans. This compares to a loan loss reserve of $11.0 million at March 31, 2001, or 1.04% of loans and 238.8% of non-performing loans.

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Sun Bancorp Inc., Mid-Year Report
Page 2


Non-performing assets to total loans and other real estate was .45% at June 30, 2001 compared to .53% at March 31, 2001. Bracken stated, "We committed to performing this loan portfolio review during the second quarter. The overall credit quality of the Company's loan portfolio remains strong. Management continues to enhance the credit review process and our overall loan loss methodology. While the Company has historically maintained adequate reserves, this reserve addition addresses the current risk profile of the portfolio given loan growth, portfolio maturation and the impact on our portfolio of the current state of the slowing economy."

In addition, the Company will incur pre-tax charges of approximately $600 thousand in the second quarter resulting from a write-down of a closed branch location carried as other real estate, and certain consulting fees and severance costs.

Management announced that a major technology and risk management review is nearing completion. The Bank engaged the nationally-recognized consulting firm of Alex Sheshunoff Management Services, L.P., to undertake the study as another building block in management's commitment to ensure the foundation is in place to support the Bank's growth in the future. Management is considering initial recommendations to add additional resources in technology and has initiated a search for a Risk Management Officer.

The Company has also announced a business reorganization by establishing three principal lines of business to include the Commercial Banking Division, led by Bart Speziali, Executive Vice President and Senior Lending Officer, the Business Banking Division, led by A. Bruce Dansbury, Senior Vice President and the Community Banking Division, led by John P. Neary, Executive Vice President. The Commercial Banking Division will focus on companies with revenue in excess of $5.0 million and loans over $1.0 million, while the Business Banking Division will serve the small business market as well as offer a full array of cash management services to the entire market and providing government banking services. The Community Banking Division will meet the needs of consumers through the Bank's branch network and retail delivery system.

The Bank has also announced the establishment of two Credit Officer positions and a formalized loan workout department, which will support both the Commercial and Business Banking Divisions. "There is a strong credit culture at Sun National Bank. The establishment of these newly created positions further reinforces our focus on sound underwriting principles and allows us to provide our lending officers with responsive in-market expertise needed to grow our loan portfolio," stated Bracken. The two Credit Officers have a combined fifty years of Commercial and Business Banking experience.

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Sun Bancorp Inc., Mid-Year Report
Page 3


In addition, the Company is establishing six regional Banking Groups aligned geographically across the Bank's marketplace. Senior leadership from the three business divisions will comprise the Banking Group management teams who will be responsible for the growth and development of the Company at the regional level. The six Banking Groups established are: Atlantic/Cape May Counties, Cumberland/Salem Counties, Ocean/Monmouth Counties, Mercer/Middlesex/Somerset/Hunterdon Counties, Camden/Gloucester/Burlington
Counties and Delaware/Philadelphia. These six regional Banking Group management teams have been established primarily from existing regional personnel to provide local management who have the ability and authority to meet the needs of our customers and the marketplace.

Sun National Bank has announced the further expansion of its Board of Directors. Newly elected to the Bank's board are Timothy J. Wilmott, Eastern Division President of Harrah's Entertainment, Inc., and George Pruitt, PhD, President of Thomas Edison State College in Trenton. Mr. Wilmott is a respected executive in the casino entertainment industry, overseeing all eastern properties for the United States' largest casino operator. Mr. Wilmott is an active leader in community affairs serving on the boards of many area community and charitable organizations as well as Chairman of the Casino Association of New Jersey. Dr. Pruitt was identified in a 1986 study as one of America's most effective college presidents. He has received numerous awards and has served in advisory capacities to three U.S. Secretaries of Education under Presidents of both parties. These highly respected leaders join newly elected Sun Bancorp Directors John D. Wallace, former Chairman and CEO of CoreStates New Jersey National Bank and Alfonse M. Mattia, founding partner in the prominent accounting firm of Amper Politzner & Mattia. Together the new Directors to the Board bring a wealth of experience and expertise in support of the management of the Company.

Sun Bancorp has also announced that it is seeking approval from the Delaware State Bank Commissioner and regulatory authorities to acquire a long-established Building & Loan Association in Delaware City, Delaware. As part of the transaction, Sun will open a full-service Community Banking Center in Delaware City filling a void created in 1999 when a major Delaware bank closed the community's only full-service branch. "Sun National Bank was founded on the principle of meeting the needs of our local communities, and bringing full-service banking back to Delaware City is consistent with our vision for Community Banking in our multi-state marketplace," stressed Bracken. The transaction will also facilitate the consolidation of Sun's multi-bank holding company into a single-bank holding company, thereby reducing operating expenses of the Company and enabling all Sun customers to transact business at any Community Banking Center in New Jersey, Delaware or Pennsylvania.

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Sun Bancorp Inc., Mid-Year Report
Page 4


In May the Bank unveiled a brand advertising and marketing campaign which has exceeded expectations. Launched with a major kick-off event for the entire Sun team on May 22nd, the multi-media campaign has generated new deposits and loans and brought many new customers to the Bank. "We are excited about the response we have received and the interest from customers and prospects who want to learn more about Sun National Bank," Bracken stated. "Our employees have risen to the occasion and are doing a terrific job at the forefront of this campaign. This effort has dramatically increased visibility and raised awareness for us."

During the second quarter, long planned new Community Banking Centers were opened. A new Center in Kendall Park, South Brunswick Township, expands Sun's reach into Middlesex County. A third Millville, New Jersey Center located in the historic restoration area of the city, and a move to a new location in Mystic Island completed the openings. Management continues to critically review the existing branch network recognizing the need to ensure all branches are contributing to the growth and profitability of the Bank. This effort will include exploring all options.

 "Much has been accomplished during the past few months and I am proud of the entire Sun National Bank team for their continuing efforts to make our Bank the Bank of Choice in our communities. We also have much to accomplish in the coming months, and we feel confident that we are prudently positioning this Company to move forward aggressively," concluded Bracken.

Sun Bancorp, Inc. is a multi-bank holding company located in Vineland, New Jersey. Its primary subsidiaries, Sun National Bank and Sun National Bank, Delaware, serve customers through 72 Community Banking Centers located in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The Company's common stock is traded in the NASDAQ National Market under the symbol, "SNBC." The deposits of the Banks are insured up to the legal maximum by the Federal Deposit Insurance Corporation.

The foregoing material may contain forward-looking statements concerning the financial condition, results of operation and business of Sun. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun does not undertake, and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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